Exhibit 99.1

Oct. 22, 2020

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Director, Investor Relations
(206) 392-5908

Alaska Air Group reports third quarter 2020 results along with COVID-19 updates
Alaska Airlines extends blocked middle seats through Jan. 6, 2021
Financial Results:
•Reported net loss for the third quarter of 2020 under Generally Accepted Accounting Principles (GAAP) of $431 million, or $3.49 per diluted share, compared to net income of $322 million, or $2.60 per diluted share in the third quarter of 2019.
•Reported net loss for the third quarter of 2020, excluding payroll support program wage offsets, special items and mark-to-market fuel hedge accounting adjustments, of $399 million, or $3.23 per diluted share, compared to adjusted net income of $326 million or $2.63 per diluted share, in the third quarter of 2019.
•Maintained adjusted net debt of $1.7 billion, flat from Dec. 31, 2019.
•Reported a debt-to-capitalization ratio, including short-term borrowings related to COVID-19, of 59%.
•Held $3.8 billion in unrestricted cash and marketable securities as of Sept. 30, 2020.

Liquidity Updates:
•Reduced cash burn to approximately $4 million per day in the third quarter from approximately $5 million per day in the second quarter.
•Obtained nearly $1.2 billion in financing through the issuance of Enhanced Equipment Trust Certificates, secured by 42 Boeing and 19 Embraer aircraft.
•Reached an agreement with the U.S. Treasury in September to participate in the CARES Act loan program, and drew $135 million in September. The U.S Treasury advised in October 2020 that the facility will be upsized to $1.9 billion.
•Held $3.7 billion in cash and marketable securities as of Oct. 21, 2020 and total liquidity of $5.5 billion.

Operational and Guest Safety Updates:
•Extending blocking of middle seats on mainline aircraft through Jan. 6, 2021.
•Announced today a partnership with Microsoft to use sustainable aviation fuel to offset the environmental impact of certain business air travel.
•Permanently eliminated change fees, and extended the flexible travel policy for all new ticket purchases through Dec. 31, 2020.
•Launched a partnership with certain healthcare providers to offer rapid and standardized COVID-19 testing for those guests traveling to destinations which require a negative test result.
•Expanded the company's Next-Level Care initiative, including implementation of new technology to create a touch-free experience for guests and a partnership with essential oils brand EO to provide hand sanitizing wipes onboard.

•Strengthened face covering policy, requiring all guests over the age of two to wear a cloth mask or face covering at all times onboard.
•Initiated voluntary early-out and incentive leave programs to our frontline employee workgroups, which were accepted by more than 4,000 employees. As a result, furloughs were limited to approximately 400 employees.
•Announced 15 new routes during the third quarter, aimed at connecting West Coast travelers to key leisure destinations, including Jackson Hole, Wyoming, and Fort Myers, Florida.
•Received official oneworld invitation on July 23, 2020. The company has announced it will officially join the alliance on March 31, 2021.

Alaska Air Group Inc. today reported third quarter 2020 GAAP net loss of $431 million, or $3.49 per diluted share, compared to net income of $322 million, or $2.60 per diluted share in the third quarter of 2019. Excluding the impact of payroll support program wage offsets, special items and mark-to-market fuel hedge adjustments, the company reported adjusted net loss of $399 million, or $3.23 per diluted share, compared to adjusted net income of $326 million, or $2.63 per diluted share in 2019.
    "We are gaining momentum as we climb our way out of this crisis," said Air Group CEO Brad Tilden. "Each of the last six months has been better than the month before in terms of flights offered and passengers carried, and to date, we've kept our net debt unchanged. Alaska has competitive advantages that continue to serve us well in this crisis, and we are fighting this battle with the most passionate and dedicated employees in the business."
    The following table reconciles the company's reported GAAP net income and earnings per diluted share (diluted EPS) for the three and nine months ended Sept. 30, 2020 and 2019 to adjusted amounts.

	Three Months Ended September 30,
	2020		2019
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) and diluted EPS	$(431)	$(3.49)	$322	$2.60
Payroll support program wage offset	(398)	(3.22)	—	—
Mark-to-market fuel hedge adjustments	(3)	(0.02)	—	—
Special items - merger-related costs	1	0.01	5	0.04
Special items - impairment charges and other	121	0.98	—	—
Special items - restructuring charges	322	2.60	—	—
Income tax effect of reconciling items above	(11)	(0.09)	(1)	(0.01)
Non-GAAP adjusted net income (loss) and diluted EPS	$(399)	$(3.23)	$326	$2.63

	Nine Months Ended September 30,
	2020		2019
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) and diluted EPS	$(877)	$(7.12)	$588	$4.74
Payroll support program wage offset	(760)	(6.16)	—	—
Mark-to-market fuel hedge adjustments	—	—	(1)	(0.01)
Special items - merger-related costs	5	0.04	39	0.31
Special items - impairment charges and other	350	2.84	—	—
Special items - restructuring charges	322	2.61	—	—
Income tax effect of reconciling items above	20	0.16	(9)	(0.07)
Non-GAAP adjusted net income (loss) and diluted EPS	$(940)	$(7.63)	$617	$4.97

    Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be streamed online at 8:30 a.m. PDT on Oct. 22, 2020. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as "Alaska" and "Horizon," respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Company's Quarterly Report on Form 10-Q for the year ended June 30, 2020, as amended, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations, and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners serve more than 115 destinations across the United States and North America, providing essential air service for our guests along with moving crucial cargo shipments, such as food, medicine, mail and e-commerce deliveries. With hubs in Seattle; San Francisco; Los Angeles; Portland, Oregon; and Anchorage, Alaska, the airline is known for low fares, award-winning customer service and sustainability efforts. With Alaska and its Global Partners, guests can earn and redeem miles on flights to more than 800 destinations worldwide. Learn about Alaska at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per-share amounts)	2020	2019		Change	2020	2019	Change
Operating Revenues:
Passenger revenue	$572	$2,211		(74)%	$2,362	$6,038	(61)%
Mileage Plan other revenue	84	118		(29)%	266	346	(23)%
Cargo and other	45	60		(25)%	130	169	(23)%
Total Operating Revenues	701	2,389		(71)%	2,758	6,553	(58)%
Operating Expenses:
Wages and benefits	495	608		(19)%	1,579	1,732	(9)%
Payroll support program wage offset	(398)	—		NM	(760)	—	NM
Variable incentive pay	42	46		(9)%	65	125	(48)%
Aircraft fuel, including hedging gains and losses	125	486		(74)%	568	1,408	(60)%
Aircraft maintenance	84	106		(21)%	244	341	(28)%
Aircraft rent	74	82		(10)%	229	247	(7)%
Landing fees and other rentals	109	143		(24)%	323	388	(17)%
Contracted services	36	72		(50)%	138	214	(36)%
Selling expenses	24	77		(69)%	83	236	(65)%
Depreciation and amortization	105	106		(1)%	320	317	1%
Food and beverage service	14	57		(75)%	70	159	(56)%
Third-party regional carrier expense	29	42		(31)%	92	125	(26)%
Other	89	137		(35)%	310	411	(25)%
Special items - merger-related costs	1	5		(80)%	5	39	(87)%
Special items - impairment charges and other	121	—		NM	350	—	NM
Special items - restructuring charges	322	—	.	NM	322	—	NM
Total Operating Expenses	1,272	1,967		(35)%	3,938	5,742	(31)%
Operating Income (Loss)	(571)	422		(235)%	(1,180)	811	(245)%
Nonoperating Income (Expense):
Interest income	7	11		(36)%	23	31	(26)%
Interest expense	(34)	(18)		89%	(64)	(60)	7%
Interest capitalized	4	4		—%	8	11	(27)%
Other - net	5	(3)		(267)%	16	(20)	(180)%
Total Nonoperating Income (Expense)	(18)	(6)		200%	(17)	(38)	(55)%
Income (Loss) Before Income Tax	(589)	416			(1,197)	773
Income tax (benefit) expense	(158)	94			(320)	185
Net Income (Loss)	$(431)	$322			$(877)	$588

Basic Earnings (Loss) Per Share:	$(3.49)	$2.61			$(7.12)	$4.76
Diluted Earnings (Loss) Per Share:	$(3.49)	$2.60			$(7.12)	$4.74

Shares Used for Computation:
Basic	123.647	123.280			123.255	123.330
Diluted	123.647	124.067			123.255	124.051

Cash dividend declared per share:	$—	$0.35			$0.375	$1.05

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2020	December 31, 2019
Cash and marketable securities	$3,759	$1,521
Other current assets	706	516
Current assets	4,465	2,037
Property and equipment - net	6,381	6,902
Operating lease assets	1,516	1,711
Goodwill	1,943	1,943
Intangible assets - net	107	122
Other assets	337	278
Total assets	14,749	12,993

Air traffic liability	1,071	900
Current portion of long-term debt	1,150	235
Current portion of operating lease liabilities	283	269
Other current liabilities	1,703	1,797
Current liabilities	4,207	3,201
Long-term debt	2,672	1,264
Long-term operating lease liabilities	1,320	1,439
Other liabilities and credits	3,096	2,758
Shareholders' equity	3,454	4,331
Total liabilities and shareholders' equity	$14,749	$12,993

Debt-to-capitalization ratio, including operating leases	59%	41%

Number of common shares outstanding	123.661	123.000

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.

The Company believes that cash burn is an important metric to investors in evaluating the Company's ability to maintain liquidity and manage cash on hand. We define cash burn as all cash flows, excluding the impact of any CARES Act funding or proceeds from new borrowings, one-time vendor advances, plus net activities from marketable securities.

Our daily cash burn for the three and nine months ended September 30, 2020, is reconciled from our statement of cash flows as follows:

(in millions)	Nine Months Ended September 30, 2020	Six Months Ended June 30, 2020(a)	Three Months Ended September 30, 2020(b)
Net cash provided by (used in) operating activities	$116	$321	$(205)
Less: Payroll support program grant	(753)	(723)	(30)
Adjusted net cash used in operating activities	(637)	(402)	(235)
Net cash used in investing activities	(767)	(124)	(643)
Net cash provided by financing activities	2,286	1,091	1,195
Adjusted net increase in cash, cash equivalents and restricted cash	882	565	317

Adjusted to remove:
Payroll support program note and equity	298	284	14
CARES Act loan program and equity	135	—	135
Net secured debt issuances(c)	1,724	589	1,135
Net credit facility draws (payments)(d)	363	393	(30)
Net marketable security activity(e)	(593)	(5)	(588)
Advance vendor rebate(f)	50	—	50
Total adjustments	1,977	1,261	716

Adjusted cash burn	$(1,095)	$(696)	$(399)
Days in the period	274	182	92
Average daily cash burn	$(4)	$(4)	$(4)
(a) As reported in Form 10-Q for the second quarter 2020.
(b) Cash burn for the three months ended September 30, 2020, can be calculated by subtracting cash flows for the six months ended June 30, 2020, as previously reported in Form 10-Q for the second quarter 2020, from the nine months ended September 30, 2020.
(c) Secured debt issuances are presented net of related issuance costs and collateral-based prepayments.
(d) Credit facility draws are presented net of collateral-based prepayments.
(e) Net marketable security activity represents net purchases and sales activity of marketable securities, plus any unrealized gains or losses on outstanding securities.
(f) In the third quarter of 2020, the Company received an advance payment of a vendor rebate. This rebate will be recognized into earnings over the next 12 month period.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	3,595	12,574	(71.4)%	14,012	35,018	(60.0)%
RPMs (000,000) "traffic"	3,817	15,026	(74.6)%	16,127	42,113	(61.7)%
ASMs (000,000) "capacity"	7,871	17,519	(55.1)%	27,483	50,006	(45.0)%
Load factor	48.5%	85.8%	(37.3) pts	58.7%	84.2%	(25.5) pts
Yield	14.99¢	14.71¢	1.9%	14.65¢	14.34¢	2.1%
RASM	8.90¢	13.64¢	(34.8)%	10.04¢	13.10¢	(23.4)%
CASMex(b)	14.00¢	8.43¢	66.1%	12.57¢	8.59¢	46.3%
Economic fuel cost per gallon(b)	$1.32	$2.13	(38.0)%	$1.65	$2.18	(24.3)%
Fuel gallons (000,000)	97	227	(57.4)%	344	646	(46.7)%
ASM's per gallon	81.3	77.2	5.3%	79.9	77.4	3.2%
Average number of full-time equivalent employees (FTE)	16,027	22,247	(28.0)%	18,112	22,000	(17.7)%
Mainline Operating Statistics:
Revenue passengers (000)	2,156	9,655	(77.7)%	9,736	26,725	(63.6)%
RPMs (000,000) "traffic"	2,958	13,538	(78.2)%	13,816	37,917	(63.6)%
ASMs (000,000) "capacity"	6,280	15,702	(60.0)%	23,339	44,816	(47.9)%
Load factor	47.1%	86.2%	(39.1) pts	59.2%	84.6%	(25.4) pts
Yield	13.56¢	13.66¢	(0.7)%	13.46¢	13.29¢	1.3%
RASM	8.14¢	12.83¢	(36.6)%	9.46¢	12.30¢	(23.1)%
CASMex(b)	13.88¢	7.81¢	77.7%	11.90¢	7.91¢	50.4%
Economic fuel cost per gallon(b)	$1.31	$2.13	(38.5)%	$1.66	$2.17	(23.5)%
Fuel gallons (000,000)	69	193	(64.2)%	270	549	(50.8)%
ASM's per gallon	91.0	81.4	11.8%	86.4	81.6	5.9%
Average number of FTE's	12,032	16,789	(28.3)%	13,730	16,599	(17.3)%
Aircraft utilization	7.3	11.3	(35.4)%	8.3	10.9	(23.9)%
Average aircraft stage length	1,244	1,281	(2.9)%	1,263	1,298	(2.7)%
Operating fleet(d)	217	238	(21) a/c	217	238	(21) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	1,439	2,919	(50.7)%	4,276	8,293	(48.4)%
RPMs (000,000) "traffic"	859	1,488	(42.3)%	2,311	4,196	(44.9)%
ASMs (000,000) "capacity"	1,592	1,817	(12.4)%	4,143	5,190	(20.2)%
Load factor	54.0%	81.9%	(27.9) pts	55.8%	80.8%	(25.0) pts
Yield	19.89¢	24.23¢	(17.9)%	21.72¢	23.81¢	(8.8)%
RASM	11.91¢	20.51¢	(41.9)%	13.24¢	19.93¢	(33.6)%
Operating fleet	94	94	— a/c	94	94	— a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.
(d)Excludes 20 Airbus aircraft permanently parked in the first nine months of 2020.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$401	$171	$—	$—	$572	$—	$572
CPA revenues	—	—	95	(95)	—	—	—
Mileage Plan other revenue	65	19	—	—	84	—	84
Cargo and other	45	—	—	—	45	—	45
Total Operating Revenues	511	190	95	(95)	701	—	701
Operating Expenses
Operating expenses, excluding fuel	872	248	78	(97)	1,101	46	1,147
Economic fuel	90	38	—	—	128	(3)	125
Total Operating Expenses	962	286	78	(97)	1,229	43	1,272
Nonoperating Income (Expense)
Interest income	8	—	—	(1)	7	—	7
Interest expense	(28)	—	(6)	—	(34)	—	(34)
Interest capitalized	4	—	—	—	4	—	4
Other - net	4	—	—	1	5	—	5
Total Nonoperating Income (Expense)	(12)	—	(6)	—	(18)	—	(18)
Income (Loss) Before Income Tax	$(463)	$(96)	$11	$2	$(546)	$(43)	$(589)

	Three Months Ended September 30, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,850	$361	$—	$—	$2,211	$—	$2,211
CPA revenues	—	—	112	(112)	—	—	—
Mileage Plan other revenue	107	11	—	—	118	—	118
Cargo and other	58	1	—	1	60	—	60
Total Operating Revenues	2,015	373	112	(111)	2,389	—	2,389
Operating Expenses
Operating expenses, excluding fuel	1,226	275	94	(119)	1,476	5	1,481
Economic fuel	411	75	—	—	486	—	486
Total Operating Expenses	1,637	350	94	(119)	1,962	5	1,967
Nonoperating Income (Expense)
Interest income	17	—	—	(6)	11	—	11
Interest expense	(18)	—	(7)	7	(18)	—	(18)
Interest capitalized	4	—	—	—	4	—	4
Other - net	(3)	—	—	—	(3)	—	(3)
Total Nonoperating Income (Expense)	—	—	(7)	1	(6)	—	(6)
Income (Loss) Before Income Tax	$378	$23	$11	$9	$421	$(5)	$416

	Nine Months Ended September 30, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,860	$502	$—	$—	$2,362	$—	$2,362
CPA revenues	—	—	281	(281)	—	—	—
Mileage Plan other revenue	219	47	—	—	266	—	266
Cargo and other	128	—	—	2	130	—	130
Total Operating Revenues	2,207	549	281	(279)	2,758	—	2,758
Operating Expenses
Operating expenses, excluding fuel	2,777	727	238	(288)	3,454	(83)	3,371
Economic fuel	448	120	—	—	568	—	568
Total Operating Expenses	3,225	847	238	(288)	4,022	(83)	3,939
Nonoperating Income (Expense)
Interest income	33	—	—	(10)	23	—	23
Interest expense	(58)	—	(16)	10	(64)	—	(64)
Interest capitalized	8	—	—	—	8	—	8
Other - net	16	—	—	—	16	—	16
Total Nonoperating Income (Expense)	(1)	—	(16)	—	(17)	—	(17)
Income (Loss) Before Income Tax	$(1,019)	$(298)	$27	$9	$(1,281)	$83	$(1,198)

	Nine Months Ended September 30, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$5,039	$999	$—	$—	$6,038	$—	$6,038
CPA revenues	—	—	340	(340)	—	—	—
Mileage Plan other revenue	312	34	—	—	346	—	346
Cargo and other	163	2	1	3	169	—	169
Total Operating Revenues	5,514	1,035	341	(337)	6,553	—	6,553
Operating Expenses
Operating expenses, excluding fuel	3,545	817	286	(353)	4,295	39	4,334
Economic fuel	1,191	218	—	—	1,409	(1)	1,408
Total Operating Expenses	4,736	1,035	286	(353)	5,704	38	5,742
Nonoperating Income (Expense)
Interest income	50	—	—	(19)	31	—	31
Interest expense	(58)	—	(22)	20	(60)	—	(60)
Interest capitalized	11	—	—	—	11	—	11
Other - net	(20)	—	—	—	(20)	—	(20)
Total Nonoperating Income (Expense)	(17)	—	(22)	1	(38)	—	(38)
Income (Loss) Before Income Tax	$761	$—	$33	$17	$811	$(38)	$773

(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes payroll support program wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
Consolidated:
CASM	16.16	¢	11.23	¢	14.33	¢	11.48	¢
Less the following components:
Payroll support program wage offset	(5.06)		—		(2.77)		—
Aircraft fuel, including hedging gains and losses	1.59		2.77		2.07		2.82
Special items - merger-related costs	0.01		0.03		0.02		0.08
Special items - impairment charges and other(a)	1.53		—		1.27		—
Special items - restructuring charges(b)	4.09		—		1.17		—
CASM excluding fuel and special items	14.00	¢	8.43	¢	12.57	¢	8.59	¢

Mainline:
CASM	16.80	¢	10.46	¢	13.56	¢	10.65	¢
Less the following components:
Payroll support program wage offset	(5.56)		—		(2.89)		—
Aircraft fuel, including hedging gains and losses	1.43		2.62		1.92		2.65
Special items - merger-related costs	0.02		0.03		0.02		0.09
Special items - impairment charges and other(a)	1.93		—		1.24		—
Special items - restructuring charges(b)	5.10		—		1.37		—
CASM excluding fuel and special items	13.88	¢	7.81	¢	11.90	¢	7.91	¢
(a) Special items - impairment charges and other in the nine months ended September 30, 2020 are primarily comprised of impairment charges for those Airbus aircraft which are expected to be retired prior to the end of their originally anticipated useful life, costs to return impaired leased aircraft, and the write-down of our owned Q400 fleet to fair value.
(b) Special items - restructuring charges, are comprised of costs for certain payments and ongoing benefits coverage offered to those employees accepting furlough mitigation programs, as well as costs for involuntary furloughs and management reductions.

Fuel Reconciliation
	Three Months Ended September 30,
	2020		2019
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$123	$1.27	$481	$2.11
Losses on settled hedges	5	0.05	5	0.02
Consolidated economic fuel expense	128	1.32	486	2.13
Mark-to-market fuel hedge adjustment	(3)	(0.03)	—	—
GAAP fuel expense	$125	$1.29	$486	$2.13
Fuel gallons	97		227

	Nine Months Ended September 30,
	2020		2019
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$553	$1.61	$1,397	$2.16
Losses on settled hedges	15	0.04	12	0.02
Consolidated economic fuel expense	$568	$1.65	$1,409	$2.18
Mark-to-market fuel hedge adjustment	—	—	(1)	—
GAAP fuel expense	$568	$1.65	$1,408	$2.18
Fuel gallons	344		646

Debt-to-capitalization, adjusted for operating leases
(in millions)	September 30, 2020	December 31, 2019
Long-term debt	$2,672	$1,264
Capitalized operating leases	1,603	1,708
COVID-19 related borrowings(a)	769	—
Adjusted debt, net of current portion of long-term debt	5,044	2,972
Shareholders' equity	3,454	4,331
Total Invested Capital	$8,498	$7,303

Debt-to-capitalization ratio, including operating leases	59%	41%
(a) To best reflect our leverage at September 30, 2020, we included the short-term borrowings stemming from the COVID-19 pandemic in our above calculation.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, special items and rent
(in millions)	September 30, 2020	December 31, 2019
Current portion of long-term debt	$1,150	$235
Current portion of operating lease liabilities	283	269
Long-term debt	2,672	1,264
Long-term operating lease liabilities	1,320	1,439
Total adjusted debt	5,425	3,207
Less: Cash and marketable securities	(3,759)	(1,521)
Adjusted net debt	$1,666	$1,686

(in millions)	Last Twelve Months Ended September 30, 2020	Last Twelve Months Ended December 31, 2019
GAAP Operating Income (Loss)(a)	$(928)	$1,063
Adjusted for:
Special items	(78)	44
Mark-to-market fuel hedge adjustments	(5)	(6)
Depreciation and amortization	426	423
Aircraft rent	313	331
EBITDAR	$(272)	$1,855

Adjusted net debt to EBITDAR	(6.1x)	0.9x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including the payroll support program wage offset, impairment and restructuring charges and merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations as we focus on cost-reduction initiatives emerging from the COVID-19 pandemic. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as the payroll support program wage offset, impairment and restructuring charges and merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile